UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2017 (July 15, 2017)

RIGHTSIDE GROUP, LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001-36262	32-0415537
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5808 Lake Washington Blvd. NE, Suite 300 Kirkland, Washington	98033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 298-2500

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

As previously announced, on June 13, 2017, Rightside Group, Ltd. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Donuts Inc. (“Parent”) and DTS Sub Inc. (“Purchaser”). Subject to the terms and conditions set forth in the Merger Agreement, Purchaser has commenced a cash tender offer (the “Offer”) to acquire all of the shares of the Company’s common stock (“Common Stock”) for a purchase price of $10.60 per share in cash, without interest, subject to the terms and conditions of the Merger Agreement. Following the Offer, Purchaser will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent.

Pursuant to the terms of the Merger Agreement, the consummation of the Offer is conditioned upon, among other things, the Company providing applicable advance notice to the Internet Corporation for Assigned Names and Numbers (“ICANN”), and ICANN not having expressly denied or withheld its consent to the transaction by the applicable time periods set forth in the Company’s registry agreements with ICANN. On June 14, 2017 the Company provided the applicable advance notice to ICANN, and the Company and Parent received notice of ICANN’s express consent to the transactions on July 15, 2017. Accordingly, the condition to the Offer has been satisfied.

The consummation of the Offer remains conditioned on, among other things, (1) there having been validly tendered into and not withdrawn from the Offer a number of shares of Common Stock that, together with any shares of Common Stock owned by Parent and Purchaser, if any, represents a majority of the shares of Common Stock (calculated on a fully diluted basis in accordance with the Merger Agreement) issued and outstanding immediately prior to the acceptance time of the Offer; (2) the accuracy of the representations and warranties and compliance with the covenants contained in the Merger Agreement, subject to qualifications; and (3) other customary conditions.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements concerning the expected tender offer and statements containing words such as may, believe, anticipate, expect, intend, plan, project, and estimate or similar expressions constitute forward-looking statements. Forward-looking statements involve risks and uncertainties including, among others: the failure to satisfy regulatory and other closing conditions to the tender offer, including the tender of a sufficient number of Rightside common shares in the offering. More information about potential risk factors that could affect the tender offer are contained in Rightside’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC and other SEC filings. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Rightside reserves the right to not revise or update the information set forth in this communication, except as required by law, and may not provide this type of information in the future.

Important Additional Information and Where to Find It

This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Rightside common stock. Donuts filed with the SEC a tender offer statement on Schedule TO, and Rightside has filed a Solicitation/Recommendation Statement on Schedule 14D-9, all with respect to the Offer (as defined in those documents). Holders of shares of Rightside common stock are urged to carefully read the relevant tender offer materials (including the Offer to Purchase, the related Letter of Transmittal and the other tender offer documents) and the Solicitation/Recommendation Statement because they contain important information that holders of shares of Rightside common stock should consider before making any decision regarding tendering their shares. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, are available to all holders of shares of Rightside common stock at no expense to them from the Information Agent at the address and telephone number set forth on the back cover of the Offer to Purchase filed with the Schedule TO.

A free copy of the tender offer materials and the Solicitation/Recommendation Statement are also available to all Rightside stockholders by contacting Rightside at IR@rightside.rocks or by phone at (212) 331-8424, or by visiting Rightside’s website (www.rightside.co). The tender offer materials and the Solicitation/Recommendation Statement are also available for free at the SEC’s website at www.sec.gov. Rightside’s stockholders are advised to read the tender offer materials and the Solicitation/Recommendation Statement, as each may be amended or supplemented from time to time, and any other relevant documents filed with the SEC when they become available before they make any decision with respect to the tender offer because they will contain important information about the proposed transaction and the parties to the transaction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Joint Press Release, dated July 17, 2017, entitled “Rightside and Donuts Announce ICANN Consent”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2017	RIGHTSIDE GROUP, LTD.

	By:	/s/ Taryn J. Naidu
Taryn J. Naidu
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Joint Press Release, dated July 17, 2017, entitled “Rightside and Donuts Announce ICANN Consent”

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